                                                                   Exhibit 21

Subsidiaries of the Registrant

        The companies listed below are directly or indirectly owned 100% by Software AG Systems, Inc. and are included in its consolidated financial statements. Software AG Americas, Inc. and Systems Software I, Inc. are wholly owned subsidiaries of Software AG Systems, Inc. Argenta, Inc., Insight Consulting, Inc., SAG Systems (Canada) Holding, Ltd., Software AG Insurance Solutions, Inc., Software AG Professional Services, Inc., Software AG de Mexico S.A. de C.V. and Software AG de Venezuelano S.A. de C.V. are wholly owned subsidiaries of Software AG Americas, Inc. Software AG Systems (Canada), Inc. is a wholly owned subsidiary of SAG Systems (Canada) Holding, Ltd.

        Name                            Jurisdiction of Incorporation
-------------------                     ------------------------------
Software AG Americas, Inc.              Commonwealth of Virginia


Systems Software I, Inc.                State of Delaware


Argenta, Inc.                           Commonwealth of Virginia


Insight Consulting, Inc.                Commonwealth of Virginia

SAG Systems (Canada)                    Canada
  Holding, Ltd.

Software AG Insurance Solutions, Inc.   Commonwealth of Virginia


Software AG Professional
  Services, Inc.                        Commonwealth of Virginia


Software AG de Mexico S.A.
  de C.V.                               Mexico


Software AG de Venezuelano              Venezuela
  S.A. de C.V.


Software AG Systems (Canada), Inc.      Canada